UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2015

KCG HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-54991	38-3898306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ 07310

(Address of principal executive offices) (Zip Code)

(201) 222-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 5, 2015, KCG Americas, LLC (“KCA”), a wholly owned broker-dealer subsidiary of KCG Holdings, Inc. (“KCG”), as borrower, KCG, as guarantor, the lenders from time to time party thereto, BMO Harris Bank N.A., as administrative agent, Bank of America, N.A., as syndication agent, and BMO Capital Markets and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint book runners entered into a credit agreement (the “KCA Facility Agreement”). The KCA Facility Agreement replaces that certain credit agreement, dated as of July 1, 2013, among KCA (f/k/a Knight Capital Americas LLC, for itself and as successor in interest to OCTEG, LLC), as borrowers, KCG, as guarantor, the lenders from time to time party thereto, BMO Harris Bank N.A., as administrative agent and collateral agent, JP Morgan and BMO Capital Markets, JPMorgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint book runners (the “Replaced Facility Agreement”), which was scheduled to terminate on June 6, 2015.

The KCA Facility Agreement provides for two classes of revolving loans, in a total aggregate committed amount of $355,000,000, together with a swingline facility with a $50,000,000 sub-limit, subject to two borrowing bases (collectively, the “KCA Revolving Facility”): Borrowing Base A and Borrowing Base B (each as defined below). The proceeds of the loans secured by the Borrowing Base A (“Revolving A Loans”) are available to KCA to finance the purchase and settlement of securities. The proceeds of the loans secured by the Borrowing Base B (“Revolving B Loans”) are available to KCA to fund clearing fund deposits with the National Securities Clearing Corporation (the “NSCC”). KCG fully and unconditionally guarantees the obligations of KCA under the KCA Revolving Facility on an unsecured basis. The KCA Revolving Facility also provides for an uncommitted incremental revolving credit facility of up to $145,000,000 on certain terms and conditions.

Borrowings under the KCA Revolving Facility shall bear interest, at a rate based on the federal funds rate (such loans referred to as “Base Rate Loans”) or based on LIBOR (such loans referred to as “Eurodollar Loans”), at KCA’s option, in each case plus an applicable margin.

For each Base Rate Loan, the interest rate per annum is equal to the greater of the federal funds rate or an adjusted one-month LIBOR rate plus (a) for each Revolving A Loan, a margin of 1.50% per annum and (b) for each Revolving B Loan, a margin of 2.50% per annum. For each Eurodollar Loan, the interest rate per annum is equal to an adjusted LIBOR rate corresponding to the interest period plus (a) for each Revolving A Loan, a margin of 1.50% per annum and (b) for each Revolving B loan, a margin of 2.50% per annum. Depending on the applicable borrowing base, availability under the KCA Revolving Facility is limited to either (i) a percentage of the market value of eligible securities pledged as collateral (the “Borrowing Base A”) in the case of Revolving A Loans, or (ii) the lesser of $115,000,000 (the “Revolving B Sublimit”) and a percentage of the excess over the clearing deposit required by the NSCC (the “Borrowing Base B”) in the case of Revolving B Loans.

Maturity and Prepayment

The loans under the KCA Facility Agreement will mature on June 5, 2017. Subject to certain exceptions, the KCA Revolving Facility is subject to mandatory prepayments by the applicable borrower (i) in the case of Revolving A Loans if the amount of Revolving A Loans exceeds the Borrowing Base A and the applicable borrower does not deliver additional collateral to support such excess, (ii) in the case of Revolving B Loans, on the earlier of the return of the applicable NSCC margin deposits funded from the proceeds of such Revolving B Loans are returned and five days after the date such Revolving B Loans were made and (iii) in the case of Revolving B Loans, if Revolving B Loans have been outstanding for more than 30 days in any 90 day period. Optional prepayments of borrowings under the KCA Revolving Facility are permitted at any time, without premium or penalty.

Guarantees; Security

The KCA Revolving Facility is fully and unconditionally guaranteed on an unsecured basis by KCG and, to the extent elected by KCA, any of KCA’s subsidiaries.

The KCA Revolving Facility is secured by first-priority pledges of and liens on the Borrowing Base A, in the case of the Revolving A Loans and by first-priority pledges of and liens on the Borrowing Base B in the case of the Revolving B Loans.

Covenants

The KCA Facility Agreement contains customary affirmative and negative covenants for facilities of its type, including limitations on indebtedness, liens, hedging agreements, investments, loans and advances, asset sales, mergers and acquisitions, dividends, transactions with affiliates, restrictions on subsidiaries, issuance of capital stock, negative pledges and business activities. The negative covenants are subject to customary exceptions, qualifications and “baskets.”

The KCA Facility Agreement contains financial maintenance covenants establishing a minimum total regulatory capital for KCA, a maximum total assets to total regulatory capital ratio for KCA, a minimum excess net capital limit for KCA, a minimum liquidity ratio for KCA, and a minimum tangible net worth threshold for KCG.

Events of Default

The KCA Facility Agreement contains events of default customary for facilities of its type, including: nonpayment of principal, interest, fees and other amounts when due, inaccuracy of representations and warranties in any material respect; violation of covenants; cross-default and cross-acceleration to material indebtedness; bankruptcy and insolvency events; material judgments; ERISA events; collateral matters; certain regulatory matters; and a “change of control”; subject, where appropriate, to threshold, notice and grace period provisions.

The descriptions above are qualified in their entirety by the KCA Facility Agreement, which is filed as an Exhibit 10.1 hereto and is incorporated by reference into this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement

On June 5, 2015, KCG Americas LLC permanently terminated in full the Replaced Facility Agreement, which was set to expire on June 6, 2015. The terms of the Replaced Facility Agreement were substantially the same as the terms of the new KCA Facility Agreement described in Item 1.01, above, which description is incorporated into this Item 1.02 by reference, except that: (i) the facility size was $500,000,000 with an uncommitted incremental revolving credit facility of up to $250,000,000 on certain terms and conditions; (ii) for each Base Rate Loan, the interest rate per annum was equal to the greater of the federal funds rate or an adjusted one-month LIBOR rate plus (a) for each Revolving A Loan, a margin of 1.75% per annum and (b) for each Revolving B Loan, a margin of 2.25% per annum and for each Eurodollar Loan, the interest rate per annum was equal to an adjusted LIBOR rate corresponding to the interest period plus (a) for each Revolving A Loan, a margin of 1.75% per annum and (b) for each Revolving B loan, a margin of 2.25% per annum; and (iii) the Revolving B Sublimit was $150,000,000.

BMO Harris Bank N.A., administrative agent, Bank of America, N.A., syndication agent, and BMO Capital Markets and Merrill Lynch, Pierce, Fenner & Smith Incorporated, joint lead arrangers and joint book runners, in each case, under the Replaced Facility Agreement, serve in the same capacities under the KCA Facility Agreement. In addition, certain of the lenders under the Replaced Facility Agreement are also lenders under the KCA Facility Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The description of the KCA Facility Agreement in Item 1.01 is incorporated by reference into this item 2.03.

Item 3.03	Material Modification to Rights of Security Holders.

On July 1, 2013, KCG issued Class A, Class B and Class C warrants (the “Warrants”) to purchase shares of KCG’s Class A common stock, par value $0.01 per share (the “Common Stock”) for initial exercise prices of $12.00, $13.50 and $15.00, respectively, per share. The exercise price of the each of the Class A, Class B and Class C Warrants are subject to potential adjustments upon certain events and actions taken by KCG, including the repurchase of Common Stock by KCG through public tender offers.

On June 9, 2015, KCG announced the final results of a “modified Dutch auction” tender offer commenced on May 4, 2015 (the “Tender Offer”), which triggered an adjustment to the exercise price of the each of the Class A, Class B and Class C Warrants. A copy of the press release announcing the final results of the Tender Offer is attached as Exhibit 99.1 hereto and is incorporated by reference herein. Accordingly, on June 8, 2015, the date upon which the Common Stock tendered by KCG stockholders in the Tender Offer was accepted by KCG, KCG adjusted the exercise price of each of its Class A, Class B and Class C Warrants as follows:

Class	Original Exercise Price	Adjusted Exercise Price
Class A Warrants	$12.00	$11.70
Class B Warrants	$13.50	$13.16
Class C Warrants	$15.00	$14.63

The “Adjusted Exercise Price” for each class of Warrants set forth in the table above shall be the new exercise price for the remaining outstanding Warrants of each such class. All other terms of the Warrants shall remain the same.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated June 5, 2015, by and among KCG Americas LLC, as borrower, KCG Holdings, Inc., as guarantor, the lenders from time to time party thereto, BMO Harris Bank N.A., as administrative agent and collateral agent, Bank of America, N.A., as syndication agent, and BMO Capital Markets and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint book runners.

99.1	Press Release of KCG Holdings, Inc., dated June 9, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned’s duly authorized signatory.

Dated: June 9, 2015

KCG HOLDINGS, INC.

By:	/s/ John McCarthy
	Name:	John McCarthy
	Title:	General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated June 5, 2015, by and among KCG Americas LLC, as borrower, KCG Holdings, Inc., as guarantor, the lenders from time to time party thereto, BMO Harris Bank N.A., as administrative agent and collateral agent, Bank of America, N.A., as syndication agent, and BMO Capital Markets and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and joint book runners.

99.1	Press Release of KCG Holdings, Inc., dated June 9, 2015.